EXHIBIT 7


               NEW ENGLAND BUSINESS SERVICE, INC.
                RESTRICTED STOCK AWARD AGREEMENT
  (New England Business Service, Inc. Stock Compensation Plan)

                            Preamble

     This restricted stock award agreement (the "Agreement") is made and entered into as of August 6, 2002 (the "Date of Grant") by New England Business Service, Inc. (the "Issuer") and Robert
J. Murray (the "Executive"), a key employee of the Issuer or a Subsidiary1 of the Issuer (hereunder individually and collectively referred to as the "Company").

1.   Shares Subject to the Restricted Stock Award.

     Pursuant to the provisions of the New England Business Service, Inc. Stock Compensation Plan (the "Plan"), as in effect on the Date of Grant, the Issuer hereby grants to the Executive a restricted stock award ("Restricted Stock Award") of 6,726 shares of its Stock (the "Awarded Shares"). The Awarded Shares are being issued to the Executive in lieu of one hundred percent (100%) of the gross bonus awarded to the Executive for the fiscal year ended June 29, 2002 (the "Bonus Award") pursuant to the FY2002 NEBS Performance Restricted Stock Plan adopted by the Organization and Compensation Committee of the Board for such fiscal year and are valued for purposes of this Agreement at $22.30 per share, the Fair Market Value of a share of Stock on the Date of Grant, in accordance with and subject to all the terms and conditions of the Plan and subject to the terms and conditions hereinafter set forth. The Plan and any amendments are hereby incorporated by reference and made a part hereof.

2.   Terms and Conditions of the Restricted Stock Award.

     The issuance of Awarded Shares pursuant to the Restricted
Stock Award shall be subject to the following terms and conditions.

     2.1 Withholding Taxes. Notwithstanding anything to the contrary in Section 2.3(b), the Issuer's obligation to deliver vested Awarded Shares pursuant to this Restricted Stock Award shall be subject to the Executive's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Executive any federal, state or local taxes of any kind required by law to be withheld with respect to any Awarded Shares issued pursuant to this Restricted Stock Award. The Executive may satisfy such withholding obligations by having the Company withhold vested and unrestricted Awarded Shares, or by delivering to the Company already owned unrestricted shares of Stock, having a Fair Market Value as of the date of delivery of such unrestricted shares equal to the amount required to be withheld.

     2.2   Vesting, Forfeiture or Early Vesting of Unvested
     Awarded Shares.

          (a) Except as provided in this Section 2.2, the Awarded Shares shall remain unvested and subject to the restrictions of this Section 2.2 and Section 2.3 until the third annual meeting of stockholders of the Issuer that follows the Date of Grant of the Awarded Shares (the "Vesting Period").

               (i) So long as the Executive's Service continues, the Awarded Shares shall vest in the Executive (and shall no longer be subject to the restrictions of this Section 2.2 and
Section 2.3 hereof) in accordance with the following vesting schedule(rounded up to the nearest whole share):

                        Vesting Schedule

                         Percentage of           Cumulative
    Vesting Date            Awarded             Percentage of
                         Shares Vesting        Awarded Shares
                                                   Vested

Date of 1st annual            15%                    15%
meeting of
stockholders
following Date of
Grant

Date of 2nd annual            35%                    50%
meeting of
stockholders
following Date of
Grant

Date of 3rd annual            50%                   100%
meeting of
stockholders
following Date of
Grant

               (ii) If the Executive ceases to perform Service by reason of death, Disability or Retirement, all Awarded Shares not previously vested pursuant to this Section 2.2 shall thereupon immediately vest in the Executive (or in the case of death, in the person or persons to whom the Awarded Shares pass by will or by the laws of descent and distribution) or his permitted transferees pursuant to Section 2.3(a) and shall no longer be subject to the restrictions of this Section 2.2 and
Section 2.3 hereof.

               (iii) If the Executive voluntarily terminates Service or his Service is involuntarily terminated for "cause", as determined in good faith by the Board or Committee (which determination shall be binding on both the Company and the Executive and/or his permitted transferee(s) pursuant to Section 2.3(a)), the Awarded Shares not previously vested pursuant to this Section 2.2 shall thereupon be forfeited in their entirety to the Issuer without any further action by the Issuer or the Executive and for no consideration.

               (iv) If the Executive's Service is involuntarily terminated without cause, the Awarded Shares not previously vested pursuant to this Section 2.2 shall thereupon be forfeited in their entirety to the Issuer without any further action by the Issuer or the Executive and for no consideration; provided, however, that the Committee may, in its sole discretion, waive the forfeiture of all or any portion of the unvested Awarded Shares and such shares shall thereupon immediately vest in the Executive and no longer be subject to the restrictions of this
Section 2.2 and Section 2.3 hereof.

     (b) Notwithstanding any of the foregoing, if a Change in Control occurs during the Vesting Period and prior to any forfeiture of all or any portion of the Awarded Shares pursuant to this Section 2.2, all Awarded Shares that were not previously vested pursuant to this Section 2.2 and not forfeited by termination of the Executive's Service prior to the occurrence of the Change in Control shall thereupon immediately vest in the Executive and the restrictions of this Section 2.2 and Section
2.3 shall terminate.

     2.3   Restrictions on Transfer and Escrow of Unvested
Awarded Shares; Delivery of Vested Shares; Stockholder Rights.
The Executive hereby agrees to the following conditions:

     (a) Awarded Shares which are not yet vested may not be sold, hypothecated or otherwise disposed of by the Executive or anyone claiming through him; provided, however, that Awarded Shares may be transferred by the Executive, either directly or in trust, to one or more members of Executive's Family, or to a family partnership or other entity for the exclusive benefit of one or more members of Executive's Family if and only to the extent that (i) the Executive notifies the Committee in writing of his desire to transfer Awarded Shares and the Committee does not within thirty (30) days of such notification advise the Executive in writing that such transfer will not be allowed and
(ii) such Family member or trust or family partnership for the benefit thereof executes an agreement to be subject to all of the terms and conditions of this Agreement.

     (b) Awarded Shares which are not yet vested shall be held in escrow by the Issuer. Upon the vesting of any Awarded Shares pursuant to Section 2.2 and the satisfaction of all obligations imposed by Section 2.1, the Issuer shall promptly cause a certificate to be issued for the Awarded Shares (or portion thereof which has vested) and shall deliver such certificate to the Executive or his permitted transferee(s) pursuant to Section 2.3(a).

     (c) Subject to the terms hereof, the Executive shall have all the rights of a stockholder with respect to the Awarded Shares while they are held in escrow, and prior to their forfeiture pursuant to Section 2.2, including without limitation, the right to vote the Awarded Shares, except as provided in (d) below.

     (d) Any dividends declared and paid with respect to the Awarded Shares while they are held in escrow, and prior to their forfeiture pursuant to Section 2.2, shall not be paid to the Executive but shall instead be automatically reinvested in shares of Stock at the Fair Market Value of a share of Stock on the date of such dividend payment, and such additional shares of Stock shall be deemed additional Awarded Shares (granted, for purposes of Section 2.2 only, on the Date of Grant) and shall be subject to the forfeiture and other provisions of Section 2.2 and this
Section 2.3.

     2.4 Investment Representation. The Executive shall hold the Awarded Shares for investment and not with a view to, or for resale in connection with, any public distribution of such Shares, and if requested, shall deliver to the Issuer an appropriate certification to that effect. This restriction shall terminate upon the registration of such Shares under federal securities laws or if, in the opinion of counsel for the Issuer, such Shares may be resold without registration.

     2.5 Provision of Information. The Issuer will furnish upon request of the Executive copies of the certificate of incorporation of the Issuer, as amended, and by-laws of the Issuer, as amended, and such publicly available financial and other information concerning the Issuer and its business and prospects as may be reasonably requested by the Executive in connection with the issuance or purchase of Awarded Shares pursuant to this Agreement.

     2.6 Compliance with the Plan. The Executive shall comply with all terms and conditions of the Plan (a copy of which is attached hereto) and of this Agreement. All decisions under, and interpretations of, the provisions of the Plan and of this

Agreement by the Board or by the Committee shall be final, binding and conclusive upon the Company and its successors and assigns and upon the Executive and anyone claiming through the Executive.

3.   Right to Terminate.

     Nothing contained in the Plan or in this Agreement shall restrict the right of the Company to terminate the employment of the Executive at any time and for any reason, with or without notice, or shall otherwise affect the terms and conditions of the Executive's employment except as specifically provided in either the Plan or in this Agreement.

4.   Adjustment in Shares.

     Appropriate adjustment shall be made by the Board or by the Committee in the number and kind of the Awarded Shares issued pursuant to this Restricted Stock Award to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Issuer after the Date of Grant. In the event of a change of the Stock resulting from a merger or similar reorganization as to which the Issuer is the surviving corporation, or sale of all or substantially all of the assets of Issuer to a corporation that does not result in a Change in Control, the number and kind of the Awarded Shares issued pursuant to this Agreement shall be appropriately adjusted in such a manner as the Board or the Committee shall deem equitable to prevent dilution or enlargement of the rights granted hereunder.

5.   Restrictions on Transfer of Stock.

     The Awarded Shares shall be subject to any restrictions then in effect pursuant to the certificate of incorporation or by-laws of the Issuer and to any other restrictions or provisions attached hereto and made a part hereof or set forth in any other contract or agreement binding on the Executive.

6.   Notice Concerning Tax Matters.

     The Company makes no representation about the tax treatment to the Executive with respect to the receipt of the Restricted Stock Award or the acquisition, holding or disposition of the Awarded Shares. The Executive is urged to consult a professional tax adviser of his or her own choosing for advice as to the tax consequences (including the application of Section 83 of the Code) of receiving a Restricted Stock Award or of holding or selling Awarded Shares issued pursuant to this Agreement.

7.   Governing Law; Etc.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law, and applicable federal law. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of the Executive and the successors and assigns of the Issuer, but shall not be assigned by the Executive at any time, except as otherwise permitted by Section 2.3(a) hereof, without the prior written permission of the Issuer.

8.   Definitions.

     8.1 "Affiliate" has the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     8.2 "Agreement" has the meaning defined in the Preamble above.

     8.3 "Awarded Shares" has the meaning defined in Section 1 above.

     8.4   "Beneficial Owner" has the meaning set forth in Rule
13d-3 under the Exchange Act.

     8.5   "Board" means the Board of Directors of the Issuer.

     8.6 "Bonus Award" has the meaning set forth in Section 1 above.

     8.7 "Change in Control" means the occurrence of any of the following events:

          (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Issuer representing 35% or more of either the then outstanding shares of common stock of the Issuer or the combined voting power of the Issuer's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subparagraph (c)(i) below;

          (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Issuer) whose appointment or election by the Board of Directors or nomination for election by the Issuer's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

          (c) there is consummated a merger or consolidation of the Issuer or any direct or indirect Subsidiary of the Issuer with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Issuer outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Issuer or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Issuer (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Issuer (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Issuer of its Affiliates) representing 35% or more of the combined voting power of the Issuer's then outstanding securities; or

          (d) the stockholders of the Issuer approve a plan of complete liquidation or dissolution of the Issuer or there is consummated an agreement for the sale or disposition by the

Issuer of all or substantially all of the Issuer's assets, other than a sale or disposition by the Issuer of all or substantially all of the Issuer's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Issuer in substantially the same proportions as their ownership of the Issuer immediately prior to such sale.

     8.8 "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended, and the regulations promulgated thereunder.

     8.9   "Committee" has the meaning defined in the Plan.

     8.10 "Company" has the meaning defined in the Preamble above.

     8.11 "Date of Grant" has the meaning defined in the Preamble above.

     8.12   "Disability" has the meaning defined in Code Section
22(e)(3).

     8.13   "Exchange Act" means the Securities Exchange Act of
1934, as heretofore and hereafter amended.

     8.14 "Executive" has the meaning defined in the Preamble above.

     8.15 "Fair Market Value" means the last sales price per share of Stock as reported on the New York Stock Exchange prior to the Date of Grant (or other date on which such valuation is made) or if no price has been so reported within one week prior to the Date of Grant (or other date on which such valuation is made), fair market value shall be determined by a principal market maker for the Stock designated by the Committee (or if no such market maker is designated, by the Board in its good faith business judgment).

     8.16 "Family" means the Participant's: (i) spouse and lineal descendants of such spouse; (ii) lineal descendants and the spouses of such lineal descendants: (iii) lineal ancestors and the spouses of such lineal ancestors; and (iv) siblings and the spouses and children of such siblings.

     8.16 "Issuer" has the meaning defined in the Preamble above.

     8.17 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include
(a) the Issuer or any of its Subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Issuer or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of such securities and (d) a corporation owned, directly or indirectly, by the stockholders of the Issuer in substantially the same proportions as their ownership of stock of the Issuer.

     8.18   "Plan" has the meaning defined in Section 1 above.

     8.19   "Restricted Stock Award" has the meaning defined in
Section 1 above.

     8.20 "Retirement" means the actual cessation of the Executive's Services on or after the date that he attains age 62.

     8.21 "Service" means the performance of work for the Company or a Subsidiary as an employee.

     8.22   "Stock" has the meaning defined in the Plan.

     8.23   "Subsidiary" has the meaning defined in Code Section
424(f).

     8.24   "Vesting Period" has the meaning defined in Section
2.2 above.

9.   Amendments.

     Any amendment to this Agreement, or waiver of any terms hereof, may be made only pursuant to a writing executed by the Issuer and the Executive.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the date first appearing above.

                              EXECUTIVE


                              ___/s/ Robert J.Murray________________
                              Signature

                              Address of Executive:
                              81 Atlantic Avenue
                              Cohasset, MA 02025


                              NEW ENGLAND BUSINESS SERVICE, INC.


CORPORATE SEAL                By:___/s/ Hedwig V.Whitney____________
                                 Name: Hedwig V. Whitney
                                 Title: Sr. Vice President, Human Resources

_______________________________
1  Capitalized terms not otherwise defined herein are defined in
Section 8 below.